BY-LAWS

OF

 VIRTRA SYSTEMS, INC.

ARTICLE I

OFFICES

Section 1. PRINCIPAL OFFICES. The principal office of VirTra Systems, Inc. (the “Corporation”) shall be in the City of Tempe, Maricopa County, State of Arizona. The registered agent shall be InCorp Services, Inc. located at 3773 Howard Hughes Parkway, South Tower, Suite 500, Las Vegas, NV 89169 or such other place as the Board of Directors of the Corporation (the “Board”) shall from time to time select.

Section 2. OTHER OFFICES. The Board may at any time establish branch or subordinate offices at any place or places where the Corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. PLACE OF MEETINGS. Meetings of stockholders shall be held at any place within or without the State of Texas designated by resolution of the Board. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.

Section 2. ANNUAL MEETINGS. The annual meetings of stockholders shall be held at a date and time designated by resolution of the Board.

(a)	Nominations of persons for election to the Board and the proposal of business to be considered by Stockholders may be made at an annual meeting of Stockholders: (A) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 4 of this Article II; (B) by or at the direction of the Chairman or (C) by any Stockholder who is entitled to vote at the meeting on the election of directors or such business (as applicable) who complies with the notice procedures set forth in Sections 2(b) and who is a Stockholder of record at the time such notice is delivered to the Secretary. Except as otherwise required by applicable law, the foregoing clause (C) shall be the exclusive means for a Stockholder to make nominations or propose business at an annual meeting of Stockholders.

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(b)	For nominations or other business to be properly brought before an annual meeting of Stockholders by a Stockholder pursuant to Section 2(a), (A) the Stockholder must give timely notice thereof in proper written form to the Secretary and (B) in the case of business other than nominations, such other business must otherwise be a proper matter for Stockholder action. To be timely, a Stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 90 days, from such anniversary date, or if no annual meeting was held in the preceding year, notice by a Stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which the Public Announcement of the date of such meeting is first made by the Corporation. In no event shall the Public Announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a Stockholder’s notice as described in this Section 2(b).

(c)	In order to be in proper written form, such Stockholder’s notice must include the following information and/or documents, as applicable: (A) the name and address of the Stockholder giving the notice, as they appear on the Corporation’s books, and of the beneficial owner of stock of the Corporation, if any, on whose behalf such nomination or proposal of other business is made (such beneficial owner, the “Beneficial Owner”); (B) representations that, as of the date of delivery of such notice, such Stockholder is a holder of record of stock of the Corporation and is entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose and vote for such nomination and any such other business; (C) as to each person whom the Stockholder proposes to nominate for election or re-election as a director (a “Stockholder Nominee”): (1) all information relating to such Stockholder Nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (as amended from time to time, the “Exchange Act”) or any successor provision thereto, including such Stockholder Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and to being named in the Corporation’s proxy statement and form of proxy if the Corporation so determines, (2) a statement whether such Stockholder Nominee, if elected, intends to tender, promptly following such Stockholder Nominee’s election or re-election, an irrevocable offer of resignation effective upon such Stockholder Nominee’s failure to receive the required vote for re-election at the next meeting at which such Stockholder Nominee would face re-election and upon acceptance of such resignation by the Board in accordance with the Corporation’s Board Practice on Director Elections and (3) such other information as may be reasonably requested by the Corporation; (D) as to any other business that the Stockholder proposes to bring before the meeting: (1) a brief description of such business, (2) the text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these By-laws, the text of the proposed amendment) and (3) the reasons for conducting such business at the meeting; and (E) in all cases: (1) the name of each individual, firm, corporation, limited liability company, partnership, trust or other entity (including any successor thereto, a “Person”) with whom the Stockholder, any Beneficial Owner, any Stockholder Nominee and the respective affiliates and associates (as defined under Regulation 12B under the Exchange Act or any successor provision thereto) of such Stockholder, Beneficial Owner and/or Stockholder Nominee (each of the foregoing, including, for the avoidance of doubt, the Stockholder, Beneficial Owner and/or Stockholder Nominee, a “Stockholder Group Member”) either is acting in concert with respect to the Corporation or has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such Person in response to a public proxy solicitation made generally by such Person to all holders of common stock of the Corporation) or disposing of any capital stock of the Corporation or to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses) (each Person described in this clause (1), including each Stockholder Group Member, a “Covered Person”), and a description, and, if in writing, a copy, of each such agreement, arrangement or understanding, (2) a list of the class, series and number of shares of capital stock of the Corporation that are beneficially owned or owned of record by each Covered Person, together with documentary evidence of such record or beneficial ownership, (3) a list of all derivative securities (as defined in Rule 16a-1 under the Exchange Act or any successor provision thereto) and other derivatives or similar arrangements to which any Covered Person is a counterparty and relating to any shares of capital stock of the Corporation, a description of all economic terms of all such derivative securities and other derivatives or similar arrangements and copies of all agreements and other documents relating to each of such derivative securities and other derivatives or similar arrangements, (4) a list of all transactions by any Covered Person involving any shares of capital stock of the Corporation or any derivative securities (as defined under Rule 16a-1 under the Exchange Act or any successor provision thereto) or other derivatives or similar arrangements related to any shares of capital stock of the Corporation entered into or consummated within 60 days prior to the date of such notice, (5) details of all other material interests of each Covered Person in such nomination or proposal or shares of capital stock of the Corporation (including any rights to dividends or performance-related fees based on any increase or decrease in the value of such shares of capital stock) and (6) a representation as to whether any Covered Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to, in the case of a nomination or nominations, at least the percentage of the Corporation’s outstanding capital stock reasonably believed by the Covered Person to be sufficient to elect the nominee or nominees proposed to be nominated by the Stockholder and, in the case of a proposal, holders of at least the percentage of the Corporation’s outstanding capital stock required to elect any Stockholder Nominee or approve such proposal (such representation, the “Solicitation Representation”). A notice delivered by or on behalf of any Stockholder under this Section 2(a) shall be deemed to be not in compliance with this Section 2(a) and not be effective if: (x) such notice does not include all of the information, documents and representations required under this Section 7(a), (y) after delivery of such notice, any information or document required to be included in such notice changes or is amended, modified or supplemented, as applicable, prior to the date of the relevant meeting and such information and/or document is not delivered to the Corporation by way of a further written notice as promptly as practicable following the event causing such change in information or amendment, modification or supplement, as applicable, and in any case where such event occurs within 45 days of the date of the relevant meeting, within five business days after such event or (z) any Covered Person does not act in accordance with the representation set forth in the Solicitation Representation; provided, however, that the Board shall have the authority to waive any such non-compliance if the Board determines that such action is appropriate in the exercise of its fiduciary duties.

(d)	Notwithstanding the second sentence of Section 2 of Article III, in the event that the number of directors to be elected to the Board is increased effective at the next annual meeting and there is no Public Announcement specifying the size of the increased Board made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder’s notice required by this Section 2 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Corporation and such notice otherwise complies with the requirements of this Section 2.

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Section 3. SPECIAL MEETINGS.

(a)	Subject to the rights of the holders of any series of preferred stock of the Corporation (the “Preferred Stock”) with respect to special meetings of the holders thereof, special meetings of Stockholders may be called at any time only by: (i) the Board, (ii) the Chairman of the Board (the “Chairman”), (iii) the Chief Executive Officer, (iv) the President or (v) Stockholders following receipt by the Secretary of the Corporation (the “Secretary”) of a written request for a special meeting in proper form (a “Special Meeting Request”) from the record holders of shares of common stock of the Corporation representing at least 15% of the outstanding common stock of the Corporation if such Special Meeting Request complies with the requirements set forth in this Section 3. The Board shall determine whether all such requirements have been satisfied and such determination shall be binding on the Corporation and the Stockholders; provided, however, that the Board shall have the authority to waive any such non-compliance if the Board determines that such action is appropriate in the exercise of its fiduciary duties. If a Special Meeting Request complies with this Section 2, the Board shall determine the date and time of a special meeting requested in such Special Meeting Request; provided, however, that: (i) the date of such special meeting shall not be later than 120 days following receipt of the Special Meeting Request and (ii) the Board may (in lieu of calling the special meeting requested in such Special Meeting Request) present an identical or substantially similar item (a “Similar Item”, and the nomination of directors for election shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors) for Stockholder approval at any other meeting of Stockholders that is held not more than 120 calendar days after the date the Secretary receives such Special Meeting Request.

(b)	For a Special Meeting Request to comply with this Section 3, such Special Meeting Request must be delivered to the Secretary at the principal executive offices of the Corporation in proper written form. In order to be in proper written form, such Special Meeting Request must include all the information and/or documents, as applicable, required pursuant to Section 2(b) and 2(c) of this Article II.

(c)	A Special Meeting Request shall not be valid if: (i) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law, (ii) a Similar Item was presented at any meeting of Stockholders held within 120 days prior to receipt by the Corporation of such Special Meeting Request, (iii) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a meeting of Stockholders that has been called but not yet held or (iv) the Special Meeting Request is received by the Corporation during the period commencing 90 days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of that year’s annual meeting of Stockholders.

(d)	The Stockholders who submitted a Special Meeting Request may revoke a Special Meeting Request by written revocation delivered to the Secretary at any time prior to the special meeting; provided, however, that the Board shall have the discretion to determine whether or not to proceed with the special meeting. Notwithstanding the foregoing provisions of this Section 3, and except as otherwise required by applicable law, if all of the Stockholders who submitted the Special Meeting Request for a special meeting of Stockholders do not appear or send a representative to present and vote for the nominations or business submitted by the Stockholders for consideration at such special meeting, then the Corporation need not present such nominations or business for a vote at such meeting notwithstanding that proxies in respect of such nomination or business may have been received by the Corporation.

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(e)	Only such business shall be conducted at a special meeting of Stockholders as shall be brought before a special meeting: (i) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 4 of this Article II or (ii) by or at the direction of the Chairman. Except as set forth in this Section 2 or otherwise required by applicable law, Stockholders shall have no right to bring business at a special meeting of the Stockholders. At a special meeting of Stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting, nominations of persons for election to the Board may be made: (A) by or at the direction of the Board or (B) by any Stockholder who is entitled to vote at the meeting on the election of Directors, who complies with the notice procedures set forth in this Section 2(b) and who is a Stockholder of record at the time such notice is delivered to the Secretary. In the event the Corporation calls a special meeting of Stockholders for the purpose of electing directors to the Board, any Stockholder may nominate such number of persons for election to such position(s) as are specified in the Corporation’s notice of meeting, if the Stockholder’s notice, containing all the information, documents and representations required under Section 2(a)(iii) is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting and the 10th day following the day on which Public Announcement of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting is first made by the Corporation. Except as otherwise required by applicable law, the foregoing clause (B) shall be the exclusive means for stockholders to make nominations at special meetings of stockholders. A notice delivered by or on behalf of any Stockholder under this Section 2(b) shall be deemed to be not in compliance with this Section 2b) and not be effective if: (x) such notice does not include all of the information, documents and representations required under this Section 2(b), (y) after delivery of such notice, any information or document required to be included in such notice changes or is amended, modified or supplemented, as applicable, prior to the date of the relevant meeting and such information and/or document is not delivered to the Corporation by way of a further written notice as promptly as practicable following the event causing such change in information or amendment, modification or supplement, as applicable, and in any case where such event occurs within 45 days of the date of the relevant meeting, within five business days after such event or (z) any Covered Person does not act in accordance with the representation set forth in the Solicitation Representation; provided, however, that the Board shall have the authority to waive any such non-compliance if the Board determines that such action is appropriate in the exercise of its fiduciary duties. In no event shall the Public Announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a Stockholder’s notice as described above.

(f)	For purposes of these By-laws, “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or any document delivered to all Stockholders (including any quarterly income statement).

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Section 4. NOTICE OF STOCKHOLDERS’ MEETINGS. Except as otherwise provided by applicable law, notice stating: (i) the place of the meeting, if any, (ii) the date and time of the meeting, (iii) the means of remote communications, if any, by which Stockholders and proxyholders may be deemed to be present in person and vote at the meeting, (iv) the record date for determining the Stockholders entitled to vote at the meeting, if such date is different from the record date for determining Stockholders entitled to notice of the meeting and (v) in the case of special meetings, the purpose or purposes for which such special meeting is called, shall be prepared and sent by the Corporation not less than 10 days nor more than 60 days before the date of the meeting to each Stockholder of record entitled to vote at such meeting. Such further notice shall be given as may be required by applicable law.

Section 5. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of stockholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the stockholder at the address of such stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice. With the consent of any shareholder thereto, notice may also be given by any means of electronic delivery as may from time to time be utilized by the Corporation. If no such address appears on the Corporation’s books or is given, notice shall be deemed to have been given if sent by mail or telegram to the Corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where this office is located. Personal delivery of any such notice to any Officer of a corporation or association or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication. In the event of the transfer of stock after delivery or mailing of the notice of and prior to the holding of the meeting, it shall not be necessary to deliver or mail notice of the meeting to the transferee.

If any notice addressed to a stockholder at the address of such stockholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the stockholder upon written demand of the stockholder at the principal executive office of the Corporation for a period of one year from the date of the giving of such notice.

An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting shall be executed by the Secretary, assistant Secretary or any transfer agent of the Corporation giving such notice, and shall be filed and maintained in the minute book of the Corporation.

Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 6. QUORUM. Except as otherwise provided by applicable law, the Articles of Incorporation of the Corporation (as amended from time to time, the “Articles”) or these By-laws, the holders of one-third (33 1/3%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally on the business properly brought before the meeting in accordance with these By-laws (collectively, the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of Stockholders; provided, however, that if specified business is to be voted on by a class of the Corporation’s capital stock or a series of the Corporation’s capital stock voting as a class, the holders of one-third (33 1/3%) of the voting power of the shares of such class or series, represented in person or by proxy, shall constitute a quorum for the transaction of such specified business. The Stockholders present at a duly organized meeting may continue to transact any business for which a quorum existed at the commencement of such meeting until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

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Section 7. ADJOURNED MEETING AND NOTICE THEREOF. Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting.

When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at a meeting at which the adjournment is taken. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

Section 8. VOTING.

(a)	Unless a record date set for voting purposes be fixed as provided in Section 1 of Article VII of these bylaws, only persons in whose names shares entitled to vote stand on the stock records of the Corporation at the close of business on the business day next preceding the day on which notice is given (or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held) shall be entitled to vote at such meeting. Any stockholder entitled to vote on any matter other than elections of Directors or Officers, may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the stockholder fails to specify the number of shares such stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares such stockholder is entitled to vote. Such vote may be by voice vote or by ballot; provided, however, that all elections for Directors must be by ballot upon demand by a stockholder at any election and before the voting begins.

(b)	When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles a different vote is required in which case such express provision shall govern and control the decision of such question. Every stockholder of record of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of stock standing in his name on the books of the Corporation.

(c)	Except as otherwise required by applicable law, the Articles, these By-laws or any applicable rule of a national securities exchange, all matters submitted to Stockholders at any meeting shall be decided by the affirmative vote of a majority of the voting power of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and voting thereon, and where a separate vote by class is required, a majority of the voting power of the shares of that class present in person or represented by proxy at the meeting and voting thereon.

(d)	The vote on any matter, including the election of Directors, need not be by written ballot. Any written ballot shall be signed by the Stockholder voting, or by such Stockholder’s proxy, and shall state the number of shares voted.

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Section 9. WAIVER OF NOTICE OR CONSENT BY ABSENT STOCKHOLDERS. The transactions at any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any regular or special meeting of stockholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of such proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice if such objection is expressly made at the meeting.

Section 10. STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

(a)	Except as otherwise provided in the Articles, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Nevada, its principal place of business, or an Officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

(b)	Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the paragraph (a), above. An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 10 to the extent permitted by law. Any such consent shall be delivered in accordance with the NRS. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing or electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date of such meeting had been the date that written consents signed by a sufficient number of stockholders or members to take the action were delivered to the Corporation as provided by law.

(c)	Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records. Any stockholder giving a written consent, or the stockholder’s proxy holders, or a transferee of the shares of a personal representative of the stockholder of their respective proxy holders, may revoke the consent by a writing received by the Secretary of the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

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Section 11. PROXIES. Every person entitled to vote for Directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless revoked by the person executing it, prior to the vote pursuant thereto, by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by the person executing the proxy; provided, however, that no such proxy shall be valid after the expiration of six (6) months from the date of such proxy, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above and the provisions of NGCL §78.355, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation.

Section 12. INSPECTORS OF ELECTION. Before any meeting of stockholders, the Board may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are appointed, the chairman of the meeting may, and on the request of any stockholder or his proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board before the meeting, or by the chairman at the meeting.

The duties of these inspectors shall be as follows:

(a)	Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b)	Receive votes, ballots, or consents;

(c)	Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)	Count and tabulate all votes or consents;

(e)	Determine the election result; and

(f)	Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

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ARTICLE III

BOARD OF DIRECTORS

Section 1. POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board, subject to the provisions of the Nevada General Corporation Law (the “NGCL”) and any limitations in the Articles and these bylaws relating to action required to be approved by the stockholders or by the outstanding shares.

Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the power and authority to:

(a)	Select and remove all Officers, agents, and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles or these bylaws, fix their compensation, and require from them security for faithful service.

(b)	Change the principal executive office or the principal business office from one location to another; cause the Corporation to be qualified to do business in any other state, territory, dependency, or foreign country and conduct business within or without the State; designate any place within or without the State for the holding of any stockholders’ meeting, or meetings, including annual meetings; adopt, make and use a corporate seal, and prescribe the forms of certificates of stock, and alter the form of such seal and of such certificates from time to time as in their judgment they may deem best, provided that such forms shall at all times comply with the provisions of law.

(c)	Authorize the issuance of shares of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities cancelled, tangible or intangible property actually received.

(d)	Borrow money and incur indebtedness for the purpose of the Corporation, and cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor.

Section 2. NUMBER OF DIRECTORS. The authorized number of Directors shall be no fewer than one (1) nor more than eleven (11). The exact number of authorized Directors shall be set by resolution of the Board, within the limits specified above. The maximum or minimum number of Directors cannot be changed, nor can a fixed number be substituted for the maximum and minimum numbers, except by a duly adopted amendment to this bylaw duly approved by a majority of the outstanding shares entitled to vote. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

Section 3. QUALIFICATION, ELECTION AND TERM OF OFFICE OF DIRECTORS. Directors shall be elected at each annual meeting of the stockholders to hold office until the next annual meeting, but if any such annual meeting is not held or the Directors are not elected at any annual meeting, the Directors may be elected at any special meeting of stockholders held for that purpose, or at the next annual meeting of stockholders held thereafter. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified or until his earlier death, resignation, disqualification, removal or his office has been declared vacant in the manner provided in these bylaws. Directors need not be stockholders. Each Director shall be at least 21 years of age.

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Section 4. RESIGNATION AND REMOVAL OF DIRECTORS. Any Director may resign effective upon giving written notice to the chairman of the board, the President, the Secretary or the Board of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation, in which case such resignation shall be effective at the time specified. Unless such resignation specifies otherwise, its acceptance by the Corporation shall not be necessary to make it effective. The Board may declare vacant the office of a Director who has been declared of unsound mind by an order of a court or convicted of a felony. Any or all of the Directors may be removed without cause of such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote. No reduction of the authorized number of Directors shall have the effect of removing any Director before his term of office expires.

Section 5. VACANCIES. Subject to the rights of the holders of any series of Preferred Stock, any vacancies in the Board shall be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director and not by the stockholders. Each Director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

A vacancy in the Board exists as to any authorized position of Directors which is not then filled by a duly elected Director, whether caused by death, resignation, disqualification or removal from office.

Section 6. PLACE OF MEETINGS. Regular meetings of the Board shall be held at any place within or without the State of Texas that has been designated from time to time by resolution of the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board shall be held at any place within or without the State of Texas that has been designated in the notice of the meeting or, if not stated in the notice or there is not notice, at the principal executive office of the Corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Directors participating in such meeting can hear one another, and all such Directors shall be deemed to be present in person at such meeting.

Section 7. ANNUAL MEETINGS. Immediately following each annual meeting of stockholders, the Board shall hold a regular meeting for the purpose of transaction of other business. Notice of this meeting shall not be required.

Section 8. OTHER REGULAR MEETINGS. Other regular meetings of the Board shall be held without call at such time as shall from time to time be fixed by the Board. Such regular meetings may be held without notice, provided the notice of any change in the time of any such meetings shall be given to all of the Directors. Notice of a change in the determination of the time shall be given to each Director in the same manner as notice for special meetings of the Board.

Section 9. SPECIAL MEETINGS. Special meetings of the board of Directors for any purpose or purposes may be called at any time by the chairman of the board or the President or any vice President or the Secretary or any two Directors.

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Notice of the time and place of special meetings shall be delivered personally or by telephone to each Director or sent by first-class mail or facsimile, charges prepaid, addressed to each Director at his or her address as it is shown upon the records of the Corporation. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered personally, or by telephone or facsimile, it shall be delivered personally or by telephone or facsimile at least forty-eight (48) hours prior to the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated to either the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the Corporation.

Section 10. QUORUM. Except as otherwise provided by applicable law, the Articles or these By-laws, a majority of the authorized number of Directors shall constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, subject to the provisions of NGCL §78.140 (approval of contracts or transactions in which a Director has a direct or indirect material financial interest), §78.125 (appointment of committees) and §78.751 (indemnification of Directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 11. WAIVER OF NOTICE. The transactions of any meeting of the Board, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice of consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director.

Section 12. ADJOURNMENT. A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 13. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting, in the manner specified in Section 8 of this Article III, to the Directors who were not present at the time of the adjournment.

Section 14. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee, as the case may be, consent thereto in writing, by electronic transmission or transmissions, or as otherwise permitted by applicable law and, if required by applicable law, the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 15. FEES AND COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Articles, the Board shall have the authority to fix the compensation of the Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or paid a stated salary or paid other compensation as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

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ARTICLE IV

COMMITTEES

Section 1. COMMITTEES OF DIRECTORS. The Board may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of one or more Directors, with such functions, duties and powers as the Board shall by resolution prescribe, including, without limitation, a nominating and governance committee, an audit committee and a compensation committee. The Board may designate one or more Directors as alternate members of any committees, who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with regard to:

(a)	the approval of any action which, under the NGCL, also requires stockholders’ approval or approval of the outstanding shares;

(b)	the filing of vacancies on the board of Directors or in any committees;

(c)	the fixing of compensation of the Directors for serving on the board or on any committee;

(d)	the amendment or repeal of bylaws or the adoption of new bylaws;

(e)	the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(f)	a distribution to the stockholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board; or

(g)	the appointment of any other committees of the Board or the members thereof.

Section 2. MEETINGS AND ACTION BY COMMITTEES. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III, Sections 6 (place of meetings), 8 (regular meetings), 9 (special meetings), 10 (quorum), 11 (waiver of notice), 12 (adjournment), 13 (notice of adjournment) and 14 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members, except that the time or regular meetings of committees may be determined by resolutions of the Board and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws. The committees shall keep regular minutes of their proceedings and report the same to the board when required.

ARTICLE V

OFFICERS

Section 1. OFFICERS. The Officers of the Corporation may consist of: a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents (including Assistant, Executive and Senior Vice Presidents), a Treasurer, a Secretary and such other Officers or agents with such titles and such duties as the Board may from time to time determine, each to have such authority, functions and duties as provided in these By-laws or as the Board may from time to time determine, as may be appointed in accordance with the provisions of Section 3 of this Article V. Any two or more offices may be held by the same person.

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Section 2. ELECTION OF OFFICERS. The Officers of the Corporation, except such Officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be elected by the Board, each to have such authority, functions and duties as provided in these By-laws or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person’s successor shall have been chosen and qualified, or until such person’s death or resignation, or until such person’s removal in the manner hereinafter provided, and each shall serve at the pleasure of the board, subject to the rights, if any, of an Officer under any contract of employment. The Board at its first meeting after each annual meeting of stockholders shall choose a President, a vice President, a Secretary and a treasurer, none of whom need be a member of the board. The salaries of all Officers and agents of the Corporation shall be fixed by the Board.

Section 3. SUBORDINATE OFFICERS, ETC. The Board may appoint, and may empower the President to appoint, such other Officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the Board may from time to time determine.

Section 4. REMOVAL AND RESIGNATION OF OFFICERS. The Officers of the Corporation shall hold office until their successors are chosen and qualify. Subject to the rights, if any, of an Officer under any contract of employment, any Officer may be removed, either with or without cause, by the Board, at any regular or special meeting thereof, or, except in case of an Officer chosen by the Board, by any Officer upon whom such power or removal may be conferred by the Board.

Any Officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any such resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the Officer is a party.

Section 5. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board may be an Officer of the Corporation, subject to the control of the Board, and shall report directly to the Board. The Chairman shall have supervisory responsibility over Officers operating and discharging their responsibilities as shall be determined by the Board. The Chairman shall preside over Board meetings and shall perform all such other duties which are commonly incident to the capacity of Chairman or which are delegated to him or her by the Board. The Chairman shall have the power to sign all stock certificates.

Section 7. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, subject to control of the Board, and shall report directly to the Board. The Chief Executive Officer shall, if present and in the absence of the Chairman, preside at meetings of Stockholders.

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Section 8. PRESIDENT. The President shall have general supervision and direction of the business and affairs of the Corporation, subject to the control of the Board. The President shall have the power to sign all stock certificates.

Section 9. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall perform all the powers and duties of the office of the chief financial Officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other Officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine.

Section 10. VICE-PRESIDENTS. Any Vice-President shall have such powers and duties as shall be prescribed by his superior Officer or the Board.

Section 11. SECRETARY. It shall be the duty of the Secretary to act as secretary at all meetings of the Board, of the committees of the Board and of the Stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose, the Secretary shall see that all notices required to be given by the Corporation are duly given and served, the Secretary shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-laws, the Secretary shall have charge of the books, records and papers of the Corporation and shall see that the reports, statements and other documents required by applicable law to be kept and filed are properly kept and filed and in general shall perform all of the duties incident to the office of Secretary. The Secretary shall have the power to sign all stock certificates.

Section 12. TREASURER. The Treasurer shall supervise and be responsible for all the funds and securities of the Corporation, the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party, the disbursement of funds of the Corporation and the investment of its funds and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall have the power to sign all stock certificates.

Section 13. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. Any Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Board, by the Treasurer or Secretary, respectively, or by the Chief Executive Officer.

Section 14. ADDITIONAL MATTERS. The Chief Executive Officer, the President and the Chief Financial Officer of the Corporation shall have the authority to designate employees of the Corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer, Assistant Controller or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the Officer making such designation. The persons upon whom such titles are conferred shall not be deemed Officers of the Corporation unless elected by the Board.

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ARTICLE VI

CAPITAL STOCK

Section 1. CERTIFICATES FOR SHARES; DIRECT REGISTRATION. The shares of capital stock of the Corporation may be represented by certificates or, if provided by a resolution of the Board, may be uncertificated shares that may be evidenced by a book-entry system (including, without limitation, a direct registration system) maintained by the registrar of such capital stock, or a combination of both. To the extent that shares of capital stock are represented by certificates, such certificates, whenever authorized by the Board, shall be in such form as shall be approved by the Board. The certificates representing shares of capital stock of each class shall be signed by, or in the name of the Corporation by, the Chief Executive Officer, President, or a Vice-President, and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any Officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such Officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such Officer, transfer agent or registrar were still such at the date of its issue.

The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other Officer or agent designated by the Board.

Section 2. TRANSFER OF SHARES. Transfers of shares of capital stock of each class of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, if any, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. The person in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, which reads substantially as follows:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

Section 4. REGISTERED STOCKHOLDERS AND ADDRESS OF STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of capital stock to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of capital stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

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Each Stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be given to such person, and, if any Stockholder fails to designate such address, corporate notices may be given to such person by mail directed to such person at such person’s post office address, if any, as the same appears on the stock record books of the Corporation or at such person’s last known post office address or as otherwise provided by applicable law.

Section 5. LOST, STOLEN, DESTROYED AND MUTILATED CERTIFICATES. The holder of any certificate representing any shares of capital stock of the Corporation shall notify the Corporation of any loss, theft, destruction or mutilation of such certificate. The Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction. The Board, or a committee designated thereby, or the transfer agents and registrars for the capital stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation an indemnity or a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6. REGULATIONS. The Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of capital stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in replacement of certificates claimed to have been lost, stolen, destroyed or mutilated.

Section 7. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may, except as otherwise provided by applicable law, fix, in advance, a record date or record dates, as applicable. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date or record dates.

Section 8. TRANSFER AGENTS AND REGISTRARS. The Board may appoint, or authorize any Officer or Officers to appoint, one or more transfer agents and one or more registrars.

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ARTICLE VII

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

Section 1. ACTIONS OTHER THAN BY THE CORPORATION. The Corporation shall, to the fullest extent permitted by the NRS and applicable Nevada law as in effect at any time, indemnify, hold harmless and defend any person who: (i) was or is a Director or Officer of the Corporation or was or is a Director or Officer of a direct or indirect wholly-owned subsidiary of the Corporation, and (ii) was or is a party or is threatened to be made a party to, or was or is otherwise directly involved in (including as a witness), any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person was or is a Director or Officer of the Corporation or any direct or indirect wholly-owned subsidiary of the Corporation, or was or is serving at the request of the Corporation as a Director, Officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea or nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2. ACTIONS BY THE CORPORATION. The Corporation shall indemnify, hold harmless and defend any person who: (i) was or is a Director or Officer of the Corporation or was or is a Director or Officer of a direct or indirect wholly-owned subsidiary of the Corporation, and (ii) was or is a party or is threatened to be made a party to, or was or is otherwise directly involved in (including as a witness), any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person was or is a Director or Officer of the Corporation or any direct or indirect wholly-owned subsidiary of the Corporation, or was or is serving at the request of the Corporation as a Director, Officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, and whether the basis of such action, suit or proceeding is alleged action in an official capacity or in any other capacity, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Courts in the State of Nevada or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court in the State of Nevada or such other court shall deem proper.

Section 3. SUCCESSFUL DEFENSE. To the extent that a Director, Officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the Corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 4. REQUIRED APPROVAL. Any indemnification under Sections 1 and 2, unless ordered by a court or advanced pursuant to Section 5, must be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee or agent is proper in the circumstances. The determination must be made:

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(a)	By the stockholders;

(b)	By the Board by majority vote of a quorum consisting of Directors who were not parties to the act, suit or proceeding;

(c)	If a majority vote of a quorum consisting of Directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)	If a quorum consisting of Directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 5. ADVANCE OF EXPENSES. Expenses, including attorney’s fees, incurred by a current or former Director or Officer in defending any action, suit or proceeding described in Section 1 or Section 2 of this Article VII shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or Officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VII.

Section 6. OTHER RIGHTS. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article VII:

(a)	Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles or any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 2 of this Article VII or for the advancement of expenses made pursuant to Section 5, may not be made to or on behalf of any Director or Officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)	Continues for a person who has ceased to be a Director, Officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

Section 8. RELIANCE ON PROVISIONS. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon the rights of indemnification provided by this Article.

Section 9. SEVERABILITY. If any of the provisions of this Article are held to be invalid or unenforceable, this Article shall be construed as if it did not contain such invalid or unenforceable provision and the remaining provisions of this Article shall remain in full force and effect.

Section 10. RETROACTIVE EFFECT. To the extent permitted by applicable law, the rights and powers granted pursuant to this Article VII shall apply to acts and actions occurring or in progress prior to its adoption by the Board.

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ARTICLE VIII

RECORDS AND BOOKS

Section 1. MAINTENANCE OF SHARE REGISTER. The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each stockholder.

Section 2. MAINTENANCE OF BYLAWS. The Corporation shall keep at its principal executive office, or if its principal executive office is not in this State at its principal business office in this State, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the stockholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside this state and the Corporation has no principal business office in this state, the Secretary shall, upon the written request of any stockholder, furnish to such stockholder a copy of the bylaws as amended to date.

Section 3. MAINTENANCE OF OTHER CORPORATE RECORDS. The accounting books and records and minutes of proceedings of the stockholders and the Board and any committee or committees of the Board shall be kept at such place or places designated by the Board, or, in the absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

Every Director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of this Corporation and any subsidiary of this Corporation. Such inspection by a Director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts. The foregoing rights of inspection shall extend to the records of each subsidiary of the Corporation.

Section 4. ANNUAL REPORT TO STOCKHOLDERS. Nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to the stockholders of the Corporation as they deem appropriate.

Section 5. FINANCIAL STATEMENTS. A copy of any annual financial statement and any income statement of the Corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the Corporation as of the end of each such period, that has been prepared by the Corporation shall be kept on file in the principal executive office of the Corporation for twelve (12) months.

Section 6. ANNUAL LIST OF DIRECTORS, OFFICERS AND RESIDENT AGENT. The Corporation shall, on or before November 1st of each year, file with the Secretary of State of the State of Nevada, on the prescribed form, a list of its Officers and Directors and a designation of its resident agent in Nevada.

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ARTICLE IX

GENERAL CORPORATE MATTERS

Section 1. RECORD DATE. For purposes of determining the stockholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of any such meeting nor more than sixty (60) days prior to any other action, and in such case only stockholders of record on the date so fixed are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date fixed as aforesaid, except as otherwise provided in the NGCL.

If the Board does not so fix a record date:

(a)	The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b)	The record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the board has been taken, shall be the day on which the first written consent is given.

(c)	The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

Section 2. CLOSING OF TRANSFER BOOKS. The Directors may prescribe a period not exceeding sixty (60) days prior to any meeting of the stockholders during which no transfer of stock on the books of the corporation may be made, or may fix a date not more than sixty (60) days prior to the holding of any such meeting as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice or to vote at such meeting.

Section 3. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

Section 4. CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.

Section 5. CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board, except as in the bylaws otherwise provided, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board or within the agency power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

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Section 6. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles, if any, may be declared by the Board at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserves in the manner in which it was created.

Section 8. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board and if not so fixed by the Board the fiscal year shall be the calendar year.

Section 9. SEAL. The Board shall provide a suitable corporate seal, which shall bear, but not be limited to, the full name of the Corporation, and the words “Corporate Seal, Nevada”, and shall be in the charge of the Secretary. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. If and when so directed by the Board or a duly authorized committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.”

Section 10. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chairman, the President, or any vice President, or any other person authorized by resolution of the Board by any of the foregoing designated Officers, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the Corporation. The authority herein granted to said Officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any such Officer in person or by any person authorized to do so by proxy duly executed by said Officer.

Section 11. CONTROL SHARE ACQUISITION EXEMPTION. The Corporation elects not to be governed by the provisions of NGCL §78.378 to §78.3793 inclusive, generally known as the “Control Share Acquisition Statute” which contains a provision governing “Acquisition of Controlling Interest.”

Section 12. COMBINATIONS WITH INTERESTED STOCKHOLDERS. The Corporation elects not to be governed by the provisions of NGCL §78.411 through NGCL §78.444, inclusive.

Section 13. CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the NGCL shall govern the construction of the bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

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ARTICLE X

AMENDMENTS

Section 1. AMENDMENTS. These bylaws or any of them may be altered or repealed, and new bylaws may be adopted, by the stockholders by a vote at a meeting or by written consent without a meeting. The Board shall also have the power, by a majority vote of the Whole Board, to alter or repeal any of these bylaws, and to adopt new bylaws, except as otherwise provided by law or by the Articles.

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CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

1. That I am the duly elected and Secretary of VIRTRA SYSTEMS, INC., a Nevada corporation; and

2. That the foregoing Bylaws, comprising twenty-three (23) pages, constitute the Bylaws of said Corporation as duly adopted and approved by the Board of said Corporation by a Unanimous Written Consent dated as of ________________, 2016, and duly adopted and approved by the stockholder of said Corporation at a special meeting held on ________________, 2016.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation this __________ day of _______________, 2016.

/S/ Gregg C. E. Johnson

Gregg C. E. Johnson, Secretary

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